EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Metalline Mining Company, of our report dated January 30, 2007 relating to the consolidated financial statements, which appear in Form 10-KSB, filed on January 31, 2007.

/s/ Williams & Webster, P.S.

Certified Public Accountants
Williams & Webster, P.S.
Spokane, Washington
February 9, 2007